As filed with the Securities and Exchange Commission on September 23, 1997

           -----------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                           FORM 10/A - Amendment No. 1

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                   Delaware                                 13-3949418
       -------------------------------                   ----------------
       (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification No.)

    625 Madison Avenue, New York, New York                  10022-1801
   ----------------------------------------                -----------
   (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  212-421-5333



Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

Shares of Beneficial Interest                     American Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
           -----------------------------------------------------------
                                (Title of class)

                                                                    Page 1 of __
                                                           Exhibit Index: Page 2

                                        1

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                                                               Page Reference in
                                                          Solicitation Statement

Item 15.          Financial Statements and Exhibits.

(a)  Financial Statements:

     The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial Information" and such
     section is incorporated herein by reference.                            112

(b)  Exhibits:

    2.     Solicitation Statement dated June 18, 1997.                        *

    3.(i)  a.       Certificate of Business Trust (filed with the
                    Secretary of State of the State of Delaware on
                    8/12/96).                                                 *
           b.       Certificate of Amendment of Certificate of Business
                    Trust (filed with the Secretary of State of Delaware
                    on 4/30/97).                                              *
           c.       Trust Agreement dated as of 8/12/96.                      *
           d.       Amendment No. 1 to Trust Agreement dated as of
                    4/30/97.                                                  *
           e.       Form of Amended and Restated Trust Agreement.             *

      (ii) Form of Bylaws.                                                    *

    4.     Specimen Share Certificate.                                       **

    10.    Form of Management Agreement between Charter Municipal Mortgage
           Acceptance Company and Related Charter LP.                         *

    11. Statement re computation of per share earnings.

           The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial Information"
           and such section is incorporated herein by reference.            112

    12. Statement re computation of ratios.

           The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial Information"
           and such section is incorporated herein by reference.            112

------------------------------
*        Previously filed.
**       Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment of its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CHARTER MUNICIPAL MORTGAGE
                                    ACCEPTANCE COMPANY
                                    (Registrant)


Date:  September 23, 1997           BY: /s/ J. Michael Fried
                                       ------------------------------------
                                       Name:   J. Michael Fried
                                       Title:  Chairman of the Board of Trustees
                                               and Managing Trustee